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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 23, 2003

Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware	1-15399	36-4277050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)

(847) 482-3000
(Registrant's Telephone Number, Including Area Code)

Item 5.    Other Event

        On June 23, 2003, Packaging Corporation of America (the "Company" or "PCA") announced that it was commencing a cash tender offer relating to all of its $550 million outstanding 9 5/8% Series B Senior Subordinated Notes due 2009 (CUSIP No. 695156AD1, the "Notes").

        In conjunction with the tender offer, PCA is also soliciting consents to adopt proposed amendments to the indenture under which the Notes were issued that would eliminate or modify substantially all restrictive covenants and certain event of default provisions. The tender offer and consent solicitation are being made upon the terms and subject to the conditions set forth in the Company's Offer to Purchase and Consent Solicitation Statement dated June 23, 2003.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

  (C)
  Exhibits

  20.1
  Press Release dated June 23, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)
By:	/s/ PAUL T. STECKO Chairman and Chief Executive Officer (Authorized Officer)
By:	/s/ RICHARD B. WEST Senior Vice President, Chief Financial Officer, and Corporate Secretary (Principal Financial Officer)

Date: June 23, 2003

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  Item 5. Other Event
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES